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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Evans his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statements relating to the registration and sale of restricted shares of common stock of Reunion Industries, Inc. issued in exchange for shares of Series A and Series B common stock, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Signature                               Title                       Date
                ---------                               -----                       ----
____________________________________        Chairman of the Board               July ___, 2000
     Charles E. Bradley, Sr.                and Chief Executive Officer

____________________________________        Director                            July ___, 2000
          Thomas N. Amonett

____________________________________        Director, President and             July ___, 2000
         Kimball J. Bradley                 Chief Operating Officer

____________________________________        Director                            July ___, 2000
         Thomas L. Cassidy

____________________________________        Director                            July ___, 2000
          W.R. Clerihue

____________________________________        Director and Vice Chairman          July ___, 2000
         Joseph C. Lawyer

____________________________________        Director                            July ___, 2000
          Franklin Myers

____________________________________        Director                            July ___, 2000
           John G. Poole
                                            Executive Vice President of
____________________________________        Finance and Chief Financial         July ___, 2000
         John M. Froehlich                  Officer